Exhibit 31.3

CERTIFICATION

I, Jack Lief, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Arena Pharmaceuticals, Inc., or Amendment; and

2.	Based on my knowledge, this Amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment.

Date: April 28, 2009
/s/ JACK LIEF Jack Lief, President and Chief Executive Officer